UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2013

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On November 7, 2013, Toll Brothers, Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriting Agreement”). On November 14, 2013, pursuant to the Underwriting Agreement the Company issued in a public offering 7,187,500 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share, at a public offering price of $32.00 per share and a purchase price to the Company of $30.72 per share. The issuance included 937,500 shares of Common Stock purchased by the underwriters pursuant to their exercise in full of an option granted to them in the Underwriting Agreement. The issuance of the shares of Common Stock was registered pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-178130), filed with the Securities and Exchange Commission on November 23, 2011. This Current Report on Form 8-K is being filed for the purpose of adding the opinion of Cravath, Swaine & Moore LLP relating to the validity of the shares of Common Stock offered and sold in the public offering. See Item 9.01 of this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d). Exhibits

Exhibit No.	Item

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: November 14, 2013	By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Senior Vice President, Chief Accounting Officer

Exhibit Index

Exhibit No.	Item

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).